As filed with the Securities and Exchange Commission on February 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERBRIDGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-2919312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip code)

2016 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full titles of the plans)

David Wagner

Chief Executive Officer

Everbridge, Inc.

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(818) 230-9700

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Noah F. Webster, Esq.

Everbridge, Inc.

25 Corporate Drive, Suite 400
Burlington, Massachusetts 01803
(818) 230-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed by Everbridge, Inc. (the “Registrant”) for the purpose of registering (i) an additional 1,235,987 shares of Common Stock issuable pursuant to the Everbridge, Inc. 2016 Equity Incentive Plan (the “2016 EIP”), pursuant to the provisions of the 2016 EIP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2016 EIP on January 1, 2024 and (ii) an additional 200,000 shares of Common Stock issuable pursuant to the Everbridge, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”), pursuant to the provisions of the 2016 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2016 ESPP on January 1, 2024. These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2016 EIP and 2016 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2016 (File No. 333-213679), on Form S-8 filed with the Commission on March 23, 2017 (File No. 333-216909), on Form S-8 filed with the Commission on September 24, 2018 (File No. 333-227502), on Form S-8 filed with the Commission on March 1, 2019 (File No. 333-230032), on Form S-8 filed with the Commission on February 28, 2020 (File No. 333-236767), on Form S-8 filed with the Commission on February 26, 2021 (File No. 333-253639), on Form S-8 filed with the Commission on February 25, 2022 (File No. 333-263048) and on Form S-8 filed with the Commission on February 24, 2023 (File No. 333-270008). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.		EXHIBITS.

Exhibit Number		Description
3.1	(1)	Sixth Amended and Restated Certificate of Incorporation of the Registrant.
3.2	(2)	Third Amended and Restated Bylaws of the Registrant.
4.1	(3)	Form of Common Stock Certificate of the Registrant.
5.1		Opinion of Noah F. Webster, Esq. (filed herewith).
23.1		Consent of Ernst & Young LLP (filed herewith).
23.2		Consent of Noah F. Webster, Esq. Reference is made to Exhibit 5.1.
24.1		Power of Attorney. Reference is made to the signature page hereto.
99.1	(4)	2016 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.
99.2	(5)	Forms of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Notice under 2016 Equity Incentive Plan.
99.3	(6)	2016 Employee Stock Purchase Plan.
107		Filing Fee Table (filed herewith).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37874), originally filed with the Commission on August 9, 2021, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37874), originally filed with the Commission on November 9, 2023, and incorporated herein by reference.
(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-213217), originally filed with the Commission on September 6, 2016, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-213217), originally filed with the Commission on September 6, 2016, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37874), originally filed with the Commission on August 14, 2017, and incorporated herein by reference.
(6)

Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-213217), originally filed with the Commission on September 6, 2016, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on February 27, 2024.

EVERBRIDGE, INC.

By:	/s/ Noah F. Webster
Noah F. Webster Chief Legal Officer and Secretary

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints David J. Wagner, David E. Rockvam and Noah F. Webster, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Wagner	Chief Executive Officer and Director	February 27, 2024
David J. Wagner	(Principal Executive Officer)

/s/ David E. Rockvam	Executive Vice President and Chief Financial Officer	February 27, 2024
David E. Rockvam	(Principal Financial Officer)

/s/ Phillip E. Huff	Vice President, Corporate Controller and Chief	February 27, 2024
Phillip E. Huff	Accounting Officer (Principal Accounting Officer)

/s/ David Henshall	Chairman of the Board of Directors	February 27, 2024
David Henshall

/s/ David Benjamin	Director	February 27, 2024
David Benjamin

/s/ Richard D’Amore	Director	February 27, 2024
Richard D’Amore

/s/ Alison Dean	Director	February 27, 2024
Alison Dean

/s/ Rohit Ghai	Director	February 27, 2024
Rohit Ghai

/s/ Kent Mathy	Director	February 27, 2024
Kent Mathy

/s/ Simon Paris	Director	February 27, 2024
Simon Paris

/s/ Sharon Rowlands	Director	February 27, 2024
Sharon Rowlands